EXHIBIT 99.1

                  SFSB, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

    BEL AIR, Md., May 10 /PRNewswire-FirstCall/ -- SFSB, Inc. (OTC Bulletin
Board: SFBI) today announced that the Company's Board of Directors has approved the repurchase of up to 5% of the Company's outstanding common stock, or approximately 66,314 shares. The program will commence after the filing with the Securities and Exchange Commission of the results of operations for the quarterly period ended March 31, 2006. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors. Repurchased shares will be held in treasury.

    SFSB, Inc. is the parent company of Slavie Federal Savings Bank. Slavie Federal Savings Bank is headquartered in Bel Air, Maryland with a branch in the Baltimore metropolitan area. The Bank is a full service community- oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.

SOURCE  SFSB, Inc.
    -0-                             05/10/2006
    /CONTACT: Charles E. Wagner, Jr., SFSB, Inc., +1-443-265-5570/ /Web site: http://www.slavie.com /
    (SFBI)